EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Inuvo, Inc. and to the incorporation by reference therein of our report dated February 16, 2017, with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2016 and 2015, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.
September 1, 2017
Clearwater, Florida